QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements Nos. 333-03201, 333-71631, 333-75187 and 333-75189 of Courier Corporation on Form S-8 of our report dated November 7, 2002, appearing in this Annual Report on Form 10-K of Courier Corporation for the year ended September 28, 2002.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 5, 2002

QuickLinks

  EXHIBIT 23